As filed with the Securities and Exchange Commission on September 18, 2006.

Registration No. 333-34579

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TransMontaigne Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1052062
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

1670 Broadway, Suite 3100
Denver, CO  80202
(303) 626-8200

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

TransMontaigne Inc. Equity Incentive Plan

(Full title of the plan)

Erik B. Carlson, Esq. Secretary and General Counsel TransMontaigne Inc. 1670 Broadway, Suite 3100 Denver, Colorado 80202 (303) 626-8200	with a copy to: Whitney Holmes, Esq. Morrison & Foerster LLP 370 Seventeenth Street, Suite 5200 Denver, Colorado 80202 (303) 592-1500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

DEREGISTRATION of common stock

On August 28, 1997, the Registrant filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-34579 (the “Registration Statement”), for the sale of 1,800,000 shares of the common stock (the “Common Stock”), par value $0.01 per share, of the Registrant under the Registrant’s Equity Incentive Plan (the “Plan”).

On September 1, 2006, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 22, 2006, by and among the Registrant, Morgan Stanley Capital Group Inc. (“Morgan Stanley”) and Buffalo Merger Sub Inc., a wholly owned subsidiary of Morgan Stanley (“Merger Co”), Merger Co merged with and into the Registrant, with Registrant continuing as the surviving corporation.  At the effective time of the merger, all of our outstanding shares of common stock were converted into the right to receive $11.35 per share in cash, without interest.  Because the Registrant is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister all of the unissued shares of Common Stock formerly issuable under the Plan and registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 18, 2006.

TRANSMONTAIGNE INC.

By:	/s/ Randall J. Larson
Randall J. Larson
Director, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Randall J. Larson	Director, President and Chief	September 18, 2006
Randall J. Larson	Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Donald H. Anderson	Chairman of the Board	September 18, 2006
Donald H. Anderson

/s/ Javed Ahmed	Director	September 18, 2006
Javed Ahmed

/s/ William S. Dickey	Director	September 18, 2006
William S. Dickey

/s/ Robert P. Kinney	Director	September 18, 2006
Robert P. Kinney

/s/ Olav N. Refvik	Director	September 18, 2006
Olav N. Refvik

/s/ John A. Shapiro	Director	September 18, 2006
John A. Shapiro